Exhibit 10.5.11

Amendment

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (the “Agreement”) by and between nCino, Inc. (“nCino”) and Live Oak Bank (“Subscriber”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

In exchange for the consideration detailed herein, and other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties do hereby agree as follows:

1.      Subscriber hereby purchases access and use rights for the additional Subscription Services set forth in Exhibit A below (the “Additional Subscription Services”) commencing on the Amendment Effective Date.   Accordingly:   (i) Attachment A to the Agreement shall be amended to include the Additional Subscription Services set forth in Exhibit A below effective as of the Amendment Effective Date,   and   (ii)   the   Additional   Subscription   Services   will   activate   in   Subscriber’s   Org   ID 00D3k000000uAXY as soon as practicable following the Amendment Effective Date. The initial invoice for the Additional Subscription Services will be issued as of the date the Additional Subscription Services are activated, pro-rated for the initial year of activation, as applicable. Thereafter, Subscriber will be invoiced the full annual amount of the Fees for the Additional Subscription Services on each annual invoice date for the remainder of the Term of the Agreement. The term for the Additional Subscription Services will run co-terminously with the Term of the Agreement. Any Fees that are billed to Subscriber based on a percentage of the Total Annual Subscription Fees will be amended accordingly to cover the cost of the Additional Subscription Services.   Subscriber acknowledges and agrees that (a) it is responsible for reviewing any laws, rules, and regulations applicable to Subscriber, including the CARES Act and the Paycheck Protection Program provided thereto (collectively, the “Regulations”), (b) it is responsible for ensuring Subscriber’s compliance with the Regulations, and (c) nCino has no responsibility or obligation for ensuring Subscriber’s compliance with the Regulations.

Exhibit A

Module License*	Features	Qty	Price	Annual Subscription Fees
Premium	• Salesforce CRM Enterprise	50	$145/	$87,000
Admin User	Edition		User/Month
FSC	• Loan Origination • Portfolio Management • Dashboards & Reports • Workflow • Document Generation Engine (Forms) • Document Management • Premium User • Salesforce Financial Services Cloud

*The specific features, functionality and limitations of the Operator Type(s) are set forth in the Documentation.

2.       Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Any further modification or amendment to the Agreement must be set forth in writing in a document executed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their respective signatures.

nCino	Subscriber
Signature: /s/ David Rudow	Signature: /s/ Mark Moroz
Name: David Rudow	Name: Mark Moroz
Title: Chief Financial Officer	Title: EVP – Head of Product
Date: 1/15/2021	Date: 1/15/2021